POWER OF ATTORNEY

The undersigned, Charles M. Cohrs, hereby authorizes and designates
Kenneth D. McCuskey and Jim T. Remus,
 or either of them signing singly
(the "Attorneys in Fact"),
to execute and file on the undersigned's behalf all Forms 3, 4, and 5
(including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Sauer-Danfoss Inc.

The authority of the Attorneys in Fact
under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of
Sauer-Danfoss Inc., unless earlier
revoked in writing.

The undersigned acknowledges that
none of the Attorneys in Fact is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


Date: _August 30_, 2005

_Charles M. Cohrs___
Charles M. Cohrs


WA 820858.1